UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2024
____________________________________________________________________________
SI-BONE, INC.
(Exact name of registrant as specified in its charter)
____________________________________________________________________________

Delaware	001-38701	26-2216351
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

471 El Camino Real
Suite 101
Santa Clara, CA 95050
(Address of principal executive offices) (Zip Code)

(408) 207-0700
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SIBN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications of Rights of Security Holders.
The information set forth in Item 5.03 below is incorporated by reference here.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 25, 2024, SI-BONE, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, which was filed on June 25, 2024, to add a new Article VIII to limit the liability of certain officers of the Company as permitted pursuant to recent amendments to the Delaware General Corporation Law. The foregoing description is qualified in its entirety by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

A total of 36,533,535 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, which represented approximately 89% of the Company’s 41,203,980 shares of common stock that were outstanding and entitled to vote at the meeting as of the record date of April 26, 2024.

The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast: (a) for or withheld with respect to the election of directors; (b) for or against, as well as abstentions, for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; (c) for or against, as well as abstentions, for the advisory vote to approve executive compensation; and (d) for or against, as well as abstentions, for the approval of the amendment to the Amended and Restated Certificate of Incorporation to limit the liability of certain of the Company's officers as permitted pursuant to recent amendments to the Delaware General Corporation Law. Broker non-votes are also reported. A more complete description of each matter is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2024 (the "Proxy Statement").

Proposal 1:     Each of the below directors proposed by the Company for election was elected by the following votes to serve until the Company’s 2027 Annual Meeting of Stockholders, or until each of their respective successors has been elected and qualified. The tabulation of votes on this matter was as follows:

	For	Withheld	Broker Non-Votes
Mika Nishimura	29,705,445	5,631,859	1,196,231
Thomas A. West	35,195,079	142,225	1,196,231

Proposal 2:    The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, was ratified. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
36,333,090	128,476	71,969	0

Proposal 3:    The compensation of the Company’s named executive officers as disclosed in the Proxy Statement was approved on an advisory basis. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
34,726,782	541,405	69,117	1,196,231

Proposal 4:    The amendment to the Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted pursuant to recent amendments to the Delaware General Corporation Law, as described in the Proxy Statement, was approved. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
29,540,550	5,712,296	84,458	1,196,231

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI-BONE, INC.

Date:	June 26, 2024	By:	/s/ Anshul Maheshwari
Anshul Maheshwari
Chief Financial Officer
(Principal Financial and Accounting Officer)